Exhibit 32
CERTIFICATION

The undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the fiscal quarter ended April 4, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

May 6, 2026	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger

Interim Chief Executive Officer & President,
Chief Financial Officer & Chief Operating Officer

    The foregoing certifications is being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.